As filed with the U.S. Securities and Exchange Commission on March 8, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
GERON CORPORATION
(Exact name of registrant as specified in its charter)
____________________

Delaware	75-2287752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

149 Commonwealth Drive, Suite 2070
Menlo Park, California 94025
(Address of principal executive offices) (Zip code)
____________________

Geron Corporation 2018 Inducement Award Plan
(Full title of the plan)
____________________
John A. Scarlett
President and Chief Executive Officer
Geron Corporation
149 Commonwealth Drive, Suite 2070
Menlo Park, California 94025
(650) 473-7700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)
____________________

Copies to:

Chadwick L. Mills
Cooley LLP
101 California Street
San Francisco, California 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
____________________

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of Securities	Amount to be	Offering	Offering	Registration
to be Registered	Registered(1)(2)	Price per Share(3)	Price(3)	Fee
Common Stock, par value $0.001 per share	8,000,000	$1.043 - $1.470	$10,948,700	$1,326.99

(1)

This Registration Statement registers the offer and sale of an aggregate of 8,000,000 shares of common stock of Geron Corporation (the “Company”), par value $0.001 per share (the “Common Stock”), that are issuable under the Company’s 2018 Inducement Award Plan (the “Inducement Plan”).

(2)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price for the shares of Common Stock subject to outstanding options granted under the Inducement Plan as of the date of this Registration Statement and (b) the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on March 6, 2019, which date is within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

	Number of Shares of	Offering Price		Aggregate Offering
Securities	Common Stock	Per Share		Price/Registration Fee
Common Stock, par value $0.001 per share, issuable upon the exercise of outstanding options granted under the Inducement Plan	1,900,000	$1.043	(3)(a)	$1,981,700
Common Stock, par value $0.001 per share, reserved for future grant under the Inducement Plan	6,100,000	$1.470	(3)(b)	$8,967,000
Proposed Maximum Aggregate Offering Price:				$10,948,700
Registration Fee:				$1,326.99

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the plan set forth herein, as specified by Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 7, 2019;

●	the Registrant’s Current Report on Form 8-K, filed with the Commission on February 1, 2019; and

●	the description of the Registrant’s common stock which is contained in the Registrant’s registration statement on Form 8-A filed with the Commission on June 13, 1996 (File No. 000-20859) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

As permitted by Delaware law, the Registrant’s restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

●	for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation further provides that the Registrant is authorized to indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

●	the Registrant is required to indemnify the Registrant’s directors to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

●	the Registrant may indemnify the Registrant’s officers, employees and agents as set forth in the Delaware General Corporation Law;

●	the Registrant is required to advance expenses to the Registrant’s directors as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these persons against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
3.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859
3.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859
3.3	Amended and Restated Bylaws	3.1	8-K	March 19, 2010	000-20859
3.4	Amendment to Amended and Restated Bylaws	3.4	8-K	November 22, 2017	000-20859
4.1	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859
5.1	Opinion of Cooley LLP	—	—	—	—
23.1	Consent of Independent Registered Public Accounting Firm	—	—	—	—
23.2	Consent of Cooley LLP (included in Exhibit 5.1)	—	—	—	—
24.1	Power of Attorney (included on the signature page to this Registration Statement)	—	—	—	—
99.1	2018 Inducement Award Plan, as amended	10.17	10-K	March 7, 2019	000-20859
99.2	Form of Stock Option Agreement under 2018 Inducement Award Plan, as amended	10.19	10-K	March 7, 2019	000-20859
99.3	Form of Performance-Vesting Stock Option Agreement under 2018 Inducement Award Plan	10.20	10-K	March 7, 2019	000-20859

ITEM 9. Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on March 8, 2019.

GERON CORPORATION

By:	/s/STEPHEN N. ROSENFIELD
STEPHEN N. ROSENFIELD
Executive Vice President, Chief Legal Officer
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John A. Scarlett, Olivia K. Bloom and Stephen N. Rosenfield, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ JOHN A. SCARLETT	President, Chief Executive Officer and	March 8, 2019
JOHN A. SCARLETT	Chairman of the Board (Principal Executive Officer)

/s/ OLIVIA K. BLOOM	Executive Vice President, Finance, Chief	March 8, 2019
OLIVIA K. BLOOM	Financial Officer and Treasurer (Principal
Financial and Accounting Officer)

/s/ DANIEL M. BRADBURY	Director	March 8, 2019
DANIEL M. BRADBURY

/s/ KARIN EASTHAM	Director	March 8, 2019
KARIN EASTHAM

/s/ V. BRYAN LAWLIS	Director	March 8, 2019
V. BRYAN LAWLIS

/s/ SUSAN M. MOLINEAUX	Director	March 8, 2019
SUSAN M. MOLINEAUX

/s/ ROBERT J. SPIEGEL	Director	March 8, 2019
ROBERT J. SPIEGEL